UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2011, the Board of Directors (the “Board”) of Deckers Outdoor Corporation (the “Company”), upon recommendation of the Compensation and Management Development Committee of the Board (the “Compensation Committee”), adopted a new “Level III” long-term incentive award (the “Level III Award”) under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), the specific terms of which will be set forth in separate “Level III” Restricted Stock Unit Award Agreements.  The Level III Awards will be available for issuance to current and future members of the Company’s management team, including the Company’s named executive officers.

Pursuant to each Level III Award, the recipient will receive a specified maximum number of restricted stock units, each of which will represent the right to receive one share of the Company’s common stock.  The Level III Awards will vest only if the Company meets certain revenue targets ranging between $1.85 Billion and $2.5 Billion and certain diluted earnings per share (“EPS”) targets ranging between $7.00 and $9.60 as of the fiscal year ended December 31, 2014.  In addition, the recipient of the award must provide “Continuous Service” (as defined in the 2006 Plan) to the Company through such date.  No vesting of any Level III Award will occur if either of the threshold performance criteria are not reached for the 12-month period ending December 31, 2014 (namely, that the annual revenue of the Company is less than $1.85 Billion or the Company’s EPS is less than $7.00).  To the extent financial performance is achieved above the threshold level, the number of restricted stock units that will vest will increase up to the maximum number of units issued under a particular Level III Award.  The determination of the level at which the performance criteria have been met will be based on the audited financial statements of the Company for the 12-month period ending December 31, 2014.

The vesting of each Level III Award will be accelerated in full in the event that the Company is acquired and, within 12 months of such acquisition, the recipient is terminated by the acquiring company without “Cause” or if the executive is “Constructively Terminated” (as such terms are defined in the 2006 Plan).

The form of Level III Restricted Stock Unit Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The description of the terms of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Following its approval of the form of Level III Restricted Award Agreement, the Board, upon recommendation of the Compensation Committee, made the following grants of Level III Awards to the following named executive officers of the Company, in the unit amounts set forth in the table below.

Name	Position	Maximum Number of Restricted Stock Units

Angel Martinez	Chairman, President and Chief Executive Officer	70,000
Zohar Ziv	Chief Operating Officer	35,000
Thomas George	Chief Financial Officer	23,333
Constance Rishwain	President, UGG® Division	23,333
Peter Worley	President, Teva® Division	17,500

Item 9.01.                                          Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement (Level III) Under 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date: June 28, 2011	/s/ Thomas A. George
Thomas A. George
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement (Level III) Under 2006 Equity Incentive Plan